Exhibit 21.1

Global Crossing Subsidiaries

Asia:
Global Crossing Australia Pty Limited	Australia
Global Crossing Hong Kong Limited	Hong Kong
Global Crossing Japan KK	Japan
Global Crossing Singapore Pte. Ltd.	Singapore

Bermuda:
Atlantic Crossing Ltd.	Bermuda
GC Crystal Holdings Ltd.	Bermuda
Global Crossing Asia Holdings Ltd.	Bermuda
Global Crossing Australia Holdings Ltd.	Bermuda
Global Crossing Holdings Limited	Bermuda
Global Crossing International Networks Ltd.	Bermuda
Global Crossing International, Ltd.	Bermuda
Global Crossing Limited	Bermuda
Global Crossing Network Center Ltd.	Bermuda
Old GMS Holdings Ltd.	Bermuda
PAC Panama Ltd.	Bermuda
South American Crossing Holdings Ltd.	Bermuda

Europe:
Fibernet GmbH	Germany
GC Hungary Holdings Vagyonkezelö Korlátolt Felelösségü Társaság	Hungary
GC Landing Co. GmbH	Germany
GC Pan European Crossing France s.a.r.l.	France
Global Crossing PEC Holdings B.V.	Netherlands
GC Pan European Crossing Networks B.V.	Netherlands
Global Crossing PEC Österreich GmbH	Austria
Global Crossing België b.v.b.a.	Belgium
Global Crossing Cyprus Holdings Limited	Cyprus
Global Crossing Ireland Limited	Ireland
Global Crossing Nederland B.V.	Netherlands
Global Crossing PEC Belgium b.v.b.a.	Belgium
Global Crossing PEC Czech s.r.o.	Czech Republic
Global Crossing PEC Danmark ApS	Denmark
Global Crossing PEC Deutschland GmbH	Germany
Global Crossing PEC Espana S.A.	Spain
Global Crossing PEC Italia s.r.l.	Italy
Global Crossing PEC Luxembourg I S.a.r.l.	Luxembourg
Global Crossing PEC Luxembourg II S.a.r.l.	Luxembourg
Global Crossing PEC Nederland B.V.	Netherlands
Global Crossing PEC Norge AS	Norway
Global Crossing PEC Switzerland AG	Switzerland
Global Crossing Services Europe Limited	Ireland
Global Crossing Services Ireland Limited	Ireland
Global Crossing Sverige A.B .	Sweden
International Satellite Communication Holding Aktiengesellschaft	Liechtenstein

North America:
ALC Communications Corporation	Delaware
Ameritel Management, Inc.	British Columbia

Budget Call Long Distance, Inc.	Delaware
Global Crossing Bandwidth, Inc.	California
Global Crossing Development Co.	Delaware
Global Crossing Employee Services Inc.	Delaware
Global Crossing Local Services, Inc.	Michigan
Global Crossing North America, Inc.	New York
Global Crossing North American Holdings, Inc.	Delaware
Global Crossing North American Networks, Inc.	Delaware
Global Crossing Telecommunications-Canada, Ltd.	Canada
Global Crossing Telecommunications, Inc.	Michigan
Global Crossing Telemanagement VA, LLC	Virginia
Global Crossing Telemanagement, Inc.	Wisconsin
GT Landing II Corp.	Delaware
Impsat Fiber Networks, Inc.	Delaware
Global Crossing Americas Solutions, Inc.	Delaware
International Optical Network, L.L.C.	Delaware
Racal Telecommunications, Inc.	Delaware

South America, Mexico & Caribbean:
Corlew Investment S.A.	Uruguay
Deason Investment S.A.	Uruguay
GC SAC Argentina S.R.L.	Argentina
G.C. St. Croix Company, Inc.	U.S. Virgin Islands
Global Crossing Argentina S.A.	Argentina
Global Crossing Chile S.A.	Chile
Global Crossing Colombiana Ltda.	Colombia
Global Crossing Colombia S.A.	Colombia
Global Crossing Comunicacoes do Brasil Ltda.	Brazil
Global Crossing Comunicaciones Ecuador S.A.	Ecuador
Global Crossing Costa Rica S.R.L.	Costa Rica
Global Crossing Landing Mexicana S. de R.L.	Mexico
Global Crossing Mexicana, S. de R.L. de C.V.	Mexico
Global Crossing Mexicana II, S. De R.L. de C.V.	Mexico
Global Crossing Panama, Inc.	Panama
Global Crossing Servicios, S. de R. L. de C. V.	Mexico
Global Crossing Venezuela S.A.	Venezuela
Impsat Participacoes E Comercial Ltda.	Brazil
Impsat Peru S.A.	Peru
SAC Brasil Holding Ltda.	Brazil
SAC Brasil S.A.	Brazil
SAC Colombia Limitada (In process of liquidation)	Colombia
SAC Panama, S.A.	Panama
SAC Peru S.R.L.	Peru
Telecom Infrastructure Hardware S.R.L.	Peru

United Kingdom:
Fibernet Group Limited	England
Fibernet Holdings Limited	England
Fibernet Limited	England
Fibernet Quest Limited	England
Fibernet UK Limited	England
GC Impsat Holdings I Plc	England
GC Impsat Holdings II Limited	England
GC Impsat Holdings III Limited	England
GC IMPSAT Holdings Nederland B.V.	England

Geoconference Limited	England
Global Crossing (Bidco) Limited	England
Global Crossing Conferencing Limited	England
Global Crossing Europe Limited	England
Global Crossing Financial Markets Limited	England
Global Crossing (UK) Finance Plc	England
Global Crossing (UK) Telecommunications Limited	England
Pan American Crossing UK Ltd	England